                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 11, 2004 accompanying the consolidated financial statements of JMAR Technologies, Inc. appearing in the 2003 Form 10-K for the year ended December 31, 2003, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."

                          /s/ GRANT THORNTON LLP

Irvine, California
February 8, 2005